                                                           EXHIBIT 10.23



                                      MGM
                                      ---

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                  -------------------------------------------


      THIS AGREEMENT made this 18th day of July, 1997, by and between Metro-Goldwyn-Mayer Inc., a corporation duly organized and existing under laws of the State of Delaware (the "Company"), and A. Robert Pisano, an individual residing in Los Angeles, CA (the "Participant").

                                  WITNESSETH:

      WHEREAS, the Company wishes to provide for the payment of supplemental retirement benefits to Robert Pisano in addition to the benefits to which he may be entitled under the MGM Retirement Plan, the MGM Savings Plan, any other qualified plans sponsored by the Company, the O & M Plan, and any other employer-sponsored deferred compensation plans; and

      WHEREAS, the Company executed a Supplemental Executive Retirement Agreement (the "Agreement") with the Participant on April 22, 1996; and

      WHEREAS, the parties have agreed that certain amendments shall be made to the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the Company and the Participant agree to this amended and restated Agreement as follows:

1.    RIGHT TO BENEFITS
      -----------------

      a.  Vesting.  Except as provided in Subsection c, below, the Participant
          -------
will be fully vested in all benefits under this Agreement.


      b.  Reemployment.  If the Participant is restored to employment with the
          ------------
Company after having retired, any monthly payments under the Agreement which had commenced shall be discontinued and, upon subsequent retirement or termination of employment with the Company, the Participant's benefits under the Agreement shall be recomputed in accordance with Section 2 and shall again become payable to such Participant in accordance with the provisions of the Agreement.

      c.  Cause.  In the event that the Participant is involuntarily terminated
          -----
for cause, all benefits which would otherwise be payable to him under the Agreement shall be forfeited and the Participant shall repay to the Company any amounts paid to the

     Participant under the Agreement. For purposes of this Section 1, the Participant shall be deemed terminated for cause only under the following circumstances:

          (1) - The Participant's willful and intentional refusal to perform his material duties and agreements under such Participant's employment agreement with the Company, but only if the Participant has not cured such breach within thirty (30) days after receipt of notice thereof from the Company, which notice shall specify with particularity the material duties or agreements which the Participant has willfully or intentionally refused to perform;

          (2)   The entry of a judgment convicting the Participant of a felony.

     Notwithstanding the foregoing, if the Company's Board of Directors or a duly constituted Committee thereof, in its discretion, shall determine that the Participant had no reasonable cause to believe his conduct was unlawful, then the Board of Directors may determine that such benefits shall not be forfeited.

2.   Amount and Payment of Benefits
     ------------------------------

     a. Amount of Benefits. Except as modified by Sections 3 or 7, the amount of
        ------------------
     any benefits payable to or on account to the Participant, to the extent the Participant is entitled to a benefit pursuant to Section 1 of this Agreement shall be equal to the amount determined under paragraph (1) below, reduced by the amount determined under paragraph (2) below.

          (1) An amount equal to $150,000 per year payable in the form of a single life annuity commencing at the later of age 60 or the date of the Participant's actual termination of employment.

          (2) The amount determined in (1) above shall be reduced by an amount equal to the benefit, if any, the Participant is entitled to receive under the O & M Plan, determined as if such benefit were payable in the form of an Actuarially Equivalent single life annuity commencing on the date that benefits under this Agreement commence.

          (3) In the event the Participant has received, is receiving, or is scheduled to receive benefits from the O & M Plan in any form other than a single life annuity or at a time other than when benefits commence under this Agreement, the benefit to be taken into account under Section 2a(2) shall be determined by the Company based on actuarial assumptions and factors utilized under the Retirement Plan as of the date of determination, or to the extent such factors or assumptions do not contemplate a particular situation which arises under this Agreement or the Retirement Plan is no longer in effect, based upon the factors applied by the Pension Benefit Guaranty Corporation for purposes of determining the present value of benefits upon termination of a plan with insufficient assets.

     b.    Adjustments to Benefit Amount.
           ------------------------------

           (1)   Termination After Age 60. The $150,000 annual benefit payable
                 ------------------------
                 to the Participant under Section 2a(1) of the Agreement shall be increased by 5/12ths of one percent for each month after attaining age 60 that the Participant continues in the employment of the Company.

           (2)   Adjustments After Benefits Commence. After payments have
                 -----------------------------------
                 commenced, the annual benefit amount determined under Section 2a(1) or Section 3 shall be increased effective each January 1 by the adjustment factor applied to retiree payments for the calendar year under the O&M Plan; provided, however, that no adjustment shall be made in any year in which the adjustment factor is negative. No adjustment shall be made under this Agreement prior to the time that the Participant advises the Company of the adjustment factor under the O&M Plan for the applicable period. The Company shall, however, make such annual adjustment retroactive to January 1 of the calendar year when the Participant provides such information. This adjustment shall be made annually until all benefit payments under this Agreement have ceased, including payments to the Participant's surviving spouse.

     c.    Commencement of Benefits. Benefits shall commence on the first day
           ------------------------
           of the month following the earlier of:

           (1)   the Participant's death, or

           (2)   the latest of:

                 (a)   the Participant's attainment of age 60;

                 (b) the Participant's termination of employment with the Company; or

                 (c) the date elected by the Participant, provided, however, that any election by the Participant to defer payments beyond the time provided in subparagraphs (a) and (b) above must be made at least twelve months prior to the later of (i) the time that the Participant attains age 60 or (ii) the date the Participant terminates his employment with the Company.

      Notwithstanding any other provision of this Agreement to the contrary, the Committee may, in its sole discretion, direct that payments be made before such payments are otherwise due if, for any reason (including, but not limited to a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving the Participant or beneficiary), such Committee believes that the Participant or his beneficiary(ies) has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to such Participant under the Agreement before such amounts are scheduled to be paid. In making this determination, the Committee shall take into account the hardship that would be imposed on the Participant or his beneficiary(ies) by the payments of federal income taxes under such circumstances.

d.    Form of Payment.
      ---------------

      (1)  Normal Form of Benefit. If the Participant is unmarried on the date
           ----------------------
      benefits commence, the benefit shall be payable in the form of a single life annuity for the Participant's life. Such benefit shall be payable in monthly installments equal to one-twelfth (1/12) of the amount determined under Section 2a.

      (2) Optional Benefit Forms.  If the Participant is married on the date
          ----------------------
      benefits commence, the Participant may elect to receive his benefit in one of the following optional forms:

          (a)  Single Life Annuity.  The Participant may elect to receive his
               -------------------
      benefit for his lifetime.

          (b)  50% Joint and Survivor Annuity. The Participant may elect to
               ------------------------------
      receive the Actuarial Equivalent of the amount the Participant would receive under the life only form of payment described in paragraph (1) hereof, with payments equal to 50% of the amount that was payable to him during his lifetime continued after his death for the remainder of his eligible spouse's lifetime should he predecease her. The eligible spouse shall be the spouse to show to whom the Participant is married on the date that payments under this Agreement commence.

          (c) 100% Joint and Survivor Annuity. The Participant may elect to
              -------------------------------
      receive the Actuarial Equivalent of the amount the Participant would receive under the life only form of payment described in paragraph (1) hereof, with payments equal to 100% of the amount that was payable to him during his lifetime continued after his death for the remainder of his eligible spouse's lifetime should he predecease her. The eligible spouse shall be the spouse to whom the Participant is married on the date that payments under this Agreement commence.

3.   DEATH OR DISABILITY OF PARTICIPANT
     ----------------------------------

     a.    Pre-Retirement Spousal Death Benefit.  The Participant may
           ------------------------------------
           elect to replace the death benefits otherwise payable under clause
           (1) of Section 3b with an annuity payable to the Participant's spouse to whom the Participant is married at the time of his death. Such Pre-Retirement Spousal Death Benefit shall be payable in the event the Participant dies prior to commencing receipt of benefits under this Agreement while employed by the Company or after having become vested in his benefits under Section 1 of this Agreement. The monthly amount payable to the Participant's spouse under such election shall be equal to 50% of the monthly payments which would have been payable to the Participant during his lifetime if the Participant had retired immediately before the date of his death and had elected the 50% Joint and Survivor Annuity, payable for the spouse's life. These payments shall commence as soon as practicable following notification that death has occurred, but no earlier than the first business day of the calendar month following that in which the death occurred. If benefits are paid under this Section 3a, all payments under the Agreement shall cease upon death of the Participant's spouse, and no benefits shall be payable under Section 3b.

     b.    Death Prior to Receipt of Base Entitlement. If (1) the
           ------------------------------------------
           Participant has not elected the Pre-Retirement Spousal Death Benefit and dies prior to commencing receipt of benefits under this Agreement while employed by the Company or after having become vested in his benefits under Section 1 of this Agreement, or (2) the Participant dies (or, if the Participant has elected a joint and survivor form of payment, if the Participant and his spouse die) after payments under this Agreement have commenced but prior to receiving the "Base Entitlement" described in Subsection c, below, monthly payments of $7,500 shall be made to the beneficiary designated by the Participant to receive such amounts until such time as total payments under this Agreement (including payments under Sections 2 and 7d of the Agreement, but not including payments under Section 7(b) or 7(c) of the Agreement, if applicable) plus all benefits which have been paid, which are payable or which will become payable under the O & M Plan, are equal to the Base Entitlement. These payments shall commence as soon as practicable following notification that death has occurred, but no earlier than the first business day of the calendar month following that in which the death occurred. In the absence of any such designation, payment shall be made to the personal representative, executor or administrator of the Participant's estate.

     c.    Base Entitlement. Except as provided in Section 7e of the Agreement,
           ----------------
           the Base Entitlement shall be equal to $900,000 (or, if the Participant has elected an optional form of benefit payment under Section 2d(2)(b) or (c), the Participant's annual benefit under such optional form multiplied by six).

      d.  Disability Benefit.  If the Participant becomes disabled in accordance
          -------------------
          with the provisions of Section 1.a.(4) prior to commencing receipt of benefits under this Agreement while employed by the Company, monthly payments of $7,500 shall be made to the Participant (and if the Participant dies, to the Beneficiary designated by the Participant) until such time as the total payments under this Agreement (including payments under Section 7d of the Agreement, but not including payments under Section 7b or 7c of the Agreement, if applicable) plus all benefits which have been paid, which are payable or which will become payable under the O & M Plan are equal to the Base Entitlement. This payment shall commence as soon as practicable following the date such disability commences. In the event this Subsection d becomes operative, no payments shall be payable under Subsections a or b of this Section 3.

4.   GENERAL PROVISIONS
     ------------------

      a. The establishment of the Agreement shall not be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge the Participant and to treat him without regard to the effect which such treatment might have upon him as the Participant in the Agreement. Except as provided in Section 7, no legal or beneficial interest in any of the Company's assets is intended to be conferred by the terms of the Agreement.

      b. In the event that the Committee shall find that the Participant or his beneficiary is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him be paid to his spouse or, if none, to a duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Agreement therefor.

      c. The Company shall have the right to deduct from each payment to be made under the Agreement any required withholding taxes.

      d. The Agreement shall be constructed, regulated and administered under the laws of the State of California.

5.    NON-ASSIGNABILITY OF INTEREST
      -----------------------------

      Subject to any applicable law, the interest herein and the right to receive distributions under this Agreement may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant;
     provided, however, that nothing herein shall prohibit the Participant from designating a trust established for the Participant's benefit to receive any payments due the Participant under this Agreement. If any attempt is made to do so, or the Participant becomes bankrupt, the interests of the Participant under the Agreement may be terminated by the Committee, which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that it deems appropriate.

6.  SOURCE OF PAYMENTS
    ------------------

    Except as provided in Section 7, the benefits under this Agreement shall be payable by the Company only with respect to the Participant after he has retired, died or otherwise terminated his employment with the Company and any such benefits and all costs, charges and expenses relating thereto shall be payable from the general assets of the Company. Nothing in this Agreement shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participant hereunder. Nothing contained in this Agreement nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participant. Notwithstanding the foregoing, the Company may, in its discretion, establish a trust (known as a "rabbi trust") to hold funds intended to provide benefits hereunder and the assets of such trust shall be subject to the claim of the general creditors of the Company in the event of bankruptcy or insolvency of the Company.

    Notwithstanding the foregoing, the Company may purchase such insurance as it deems necessary or advisable to provide for the payment of any or all benefits under the Agreement. In this regard, the Company may require the completion of medical questionnaires, the taking of physical examinations by the Participant or the provision by the Participant of any other information that may be requested by the insurance provider at the time such insurance is purchased.

7.   CHANGE IN CONTROL
     -----------------

     a. Notwithstanding the foregoing provisions of the Agreement, in the event of a Change in Control or a Change in Status, as herein defined, prior to time that the Participant or, if applicable, the Participant's surviving spouse or beneficiary has received all of the benefits to which he is entitled under the Agreement, the following provisions shall become operative, provided, however, that such provisions shall not become operative upon a Change in Control if (1) the purchaser assumes (in writing to the Participant) all obligations under the terms of this Agreement, and (2) the purchaser satisfies the criteria described in Addendum A to this Agreement; provided, further, that the provisions of this Article 7 shall not become operative if a Change in Control occurs solely due to an acquisition of the Company by a consortium which includes Participant and Frank G. Mancuso if, following such acquisition, Participant holds an ownership interest in the Company which was not obtained through the purchase of publicly traded shares.

     b. If this Article 7 becomes effective, the Company shall, no later than the date of such Change in Control or Change in Status, deposit funds in escrow (with an escrow agent acceptable to the Participant) in an amount sufficient to provide on an actuarial basis (using the Actuarial Equivalent factors for the single sum option under the MGM Retirement Plan) the level of benefits described in Section 2 (or, if the Change in Control or Change in Status occurs at the time payments are being made under Section 3, the level of benefits described in Section 3) of this Agreement. All fees with respect to the escrow agent shall be paid by the Company. The escrow agent shall be responsible for investment of the funds in the escrow arrangement. The Company shall grant the Participant or, if applicable, the Participant's surviving spouse or beneficiary, a first priority security interest in such escrowed amount. At the time such actual Change in Control or Change in Status occurs, the Participant's (or, if applicable, the surviving spouse's or beneficiary's) security interest shall be perfected and the Participant (or surviving spouse or beneficiary) shall be entitled to receive an amount from the escrow account equal to the estimated federal and state income tax due and payable on the amount the Participant (or surviving spouse or beneficiary) must recognize as taxable income under the escrow arrangement. The federal and state income tax due and payable in the taxable year in which a Change in Control or Change in Status occurs shall be deemed to be the combined highest federal and state marginal income tax rate in effect in the year the escrow arrangement is established times the amount held under the escrow arrangement at the time of such Change in Control or Change in Status.

     c. For each taxable year that the escrow account remains in existence subsequent to the year of a Change in Control or a Change in Status, the

          Participant (or surviving spouse or beneficiary) shall be entitled to receive from the escrow account, in addition to the amounts payable under Section 7d, an amount equal to the estimated federal and state income tax due and payable on any amounts which the Participant (or surviving spouse or beneficiary) must recognize as taxable income under the escrow arrangement. The federal and state income tax due and payable in each subsequent year shall be deemed to be the combined highest federal and state marginal income tax rate in effect in the year that such payment is made times the earnings on amounts held in the escrow arrangement.

     d. In lieu of any annual or monthly benefit amount payable under Section 2 or 3a, b or d, in the event that a Change in Control or Change in Status occurs and the provisions of Subsection b become operative, the annual (or in the case of Section 3, monthly) benefit payable to the Participant or the Participant's surviving spouse under the Agreement shall be equal to the benefit determined under Section 2 or 3a, b or d as applicable, multiplied by the complement of the income tax rate (i.e., 1 - the income tax rate) determined under Subsection b above.
           ----

     e. In the event that a Change in Control or Change in Status occurs and the provisions of Subsection b of this Section 7 become operative, the Base Entitlement as defined in Section 3c hereof shall thereupon be reduced to reflect the extent to which future payments under Sections 2, 3b and 3d hereof can thereafter be made to Participant on an after-tax basis. Accordingly, the Base Entitlement in such event shall be the amount of the total benefits, if any, already paid to Participant under Section 2, 3b, or 3d hereof and paid or payable under the O & M Plan (collectively, the "Taxable Benefits") plus such additional amount as shall be determined by multiplying the complement of the income tax rate (i.e., 1 - the income tax rate) determined under
                           ----
          subsection b above by the difference between $900,000 and the Taxable Benefits.

     f. Any assets remaining in the escrow arrangement following the satisfaction of all liabilities to the Participant and, where applicable, his Beneficiary pursuant to Section 3 and Subsections b, c, d and e of this Section 7 shall be returned to the Company. In the event that the assets in the escrow arrangement are insufficient to satisfy the Company's obligations under this Agreement, the Company shall pay any remaining payments due to the Participant or his beneficiary from the general assets of the Company. The amount of such payments shall be determined in accordance with the provisions of
          Section 2 and, if applicable, Section 3 of this Agreement, without regard to the provisions of Sections 7d or 7e.

     g. A "Change in Control" shall be deemed to have occurred if there shall occur or there shall be consummated (i) any merger or consolidation of the

          Company with or into any other person, as the result of which Tracinda Corporation, a Nevada corporation ("Tracinda") and Seven Network Limited, a corporation organized under the laws of the Commonwealth of Australia ("Seven"), beneficially own, in the aggregate, less than 50.1% of the combined voting power of the then outstanding voting securities of the surviving corporation entitled to vote generally in the election of directors of the surviving corporation immediately upon completion of the transaction and any other person beneficially owns 30.0% or more of the combined voting power of the then outstanding voting securities of the surviving corporation entitled to vote generally in the election of directors; (ii) any sale, transfer or other conveyance whether direct or indirect, of all or substantially all of the property and assets of the Company, on a consolidated basis, in one transaction or a series of related transactions; provided, however, that this clause (ii) shall not apply to any sale, transfer or other conveyance to MGM, by any wholly owned direct or indirect subsidiary of MGM or, by any wholly owned direct or indirect subsidiary of MGM to any other such wholly owned direct or indirect subsidiary of MGM or by MGM to one or more wholly owned direct or indirect subsidiaries of MGM; or (iii) any transaction or event that results in Tracinda and Seven ceasing, in the aggregate, to beneficially own 50.1% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors and any other person beneficially owning 30.0% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. As used herein, the term "person" shall have the meaning of such term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") whether or not applicable to the Company; and the terms "beneficial owner" and "beneficially own" shall have the meanings set forth in Rule 13d-3 under the Exchange Act whether or not applicable to the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under clauses (i) or (iii) if the acquirer, purchaser or 30.0% owner is an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company. Further, a Change in Control shall not be deemed to have occurred under clauses (i) or (iii) if Tracinda and Seven cease to beneficially own 50.1% due to a public offering of stock of the Company.

          Solely for purposes of this Paragraph 7g, "MGM" shall mean Metro-Goldwyn-Mayer, Inc., and "Company" shall mean P&F Acquisition Corp. and/or Metro-Goldwyn-Mayer, Inc.

      h. A "Change in Status" shall occur upon the occurrence of one of the following:

            (1) the Company shall terminate without "Cause" the Employment Agreement between the Company and Participant dated as of October 10, 1996 (the "Employment Agreement"), based upon the definition of Cause in Section 11(d) of the Employment Agreement; or

            (2) the Participant shall terminate the Employment Agreement for "good reason" pursuant to Section 11(e) of the Employment Agreement.

8.     AMENDMENTS TO AGREEMENT
       -----------------------

       The Company and the Participant may suspend, amend or otherwise modify or terminate this Agreement at any time in a writing executed by both parties.

9.    ARBITRATION
      -----------

     a. Any controversy or claim arising out of or relating to this Agreement, or any alleged breach of the terms or conditions contained herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein.

     b. An award rendered in connection with an arbitration pursuant to this Section shall be final and binding and judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

     c. The forum for arbitration under this Agreement shall be Los Angeles, California and the governing law for such arbitration shall be laws of the State of California.

     d. Arbitration under this Section shall be conducted by a single arbitrator selected jointly by the Company and the Participant or Beneficiary, as applicable (the "Complainant"). If within ten (10) days after a demand for arbitration is made, the Company and the Complainant are unable to agree on a single arbitrator, three arbitrators shall be appointed. Each party shall select one arbitrator and those two arbitrators shall then select a third neutral arbitrator within ten (10) days after their appointment. In connection with the selection of the third arbitrator, consideration shall be given to familiarity with executive compensation plans and experience in dispute resolution between parties, as a judge or otherwise. If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the Commercial Arbitration Rules of the AAA.

      e. If an arbitrator cannot continue to serve, a successor to an arbitrator selected by a party shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified in Subsection d of this Section. A full rehearing will be held if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.

      f. The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration.

      g. The arbitration hearing shall be held within ten (10) days (or as soon thereafter as possible) after the picking of the arbitrators. No continuance of said hearing shall be allowed without the consent of Participant. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrators' discretion, and the arbitrators may close the hearing in their sole discretion when they decide they have heard sufficient evidence to satisfy issuance of an award.

      h. Solely for purposes of determining the allocation of the costs described in this Subsection h, the Company will be considered the prevailing party in a dispute if the arbitrators determine (1) that the Company has not breached this Agreement and (2) the claim by Participant was not made in good faith. Otherwise, Participant will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrators and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the other party. In the event that Participant is the prevailing party, the fee of the arbitrators and all necessary expenses of the hearing (including all attorneys' fees incurred by Participant in
                   ---------
          pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

10.   DEFINITIONS
      -----------

      a. "Actuarial Equivalent" shall mean a benefit of equivalent value determined in accordance with the provisions of Section 16 of the MGM Retirement Plan.

      b. "Board of Directors" shall mean the Board of Directors of the Company.

      c.  "Committee" shall mean the Retirement Plan Committee described in
          Section 11 of the MGM Retirement Plan.

      d. "Company" shall mean Metro-Goldwyn-Mayer Inc. or any successor by merger, purchase or otherwise, with respect to its employees.

      e.  "Effective Date" shall mean November 1, 1995.

      f. "O & M Plan" shall mean the portion of the O'Melveny & Myers Partnership Agreement entitled Retirement, Death and Disability Payments (currently Section 10 of such partnership agreement).

      g.  "Retirement Plan" shall mean the MGM Retirement Plan.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
                                           METRO-GOLDWYN-MAYER INC.


ATTEST: /s/ SUSAN NEWELL                    BY: /s/ WILLIAM A. JONES
       ---------------------------             ----------------------------

                                                    WILLIAM A. JONES
                                            -------------------------------
                                            Senior Executive Vice President


                                            PARTICIPANT

                                            /S/ A. ROBERT PISANO
                                            -------------------------------
                                            A. Robert Pisano

                                  ADDENDUM A


     A purchaser satisfies the criteria hereunder if the stock of the purchaser (or an entity which, directly or indirectly, owns at least 80% of the purchaser) is publicly traded and such entity has a Standard & Poor's debt rating of A or better, or a rating by another similar agency of an equivalent debt rating.